Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2024 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Service revenue was $252.3 million for Q4 2024 and was $257.2 million for Q3 2024.
•	Service revenue was $1.0 billion for full year 2024 and was $940.9 million for full year 2023.
o	Wavelength revenue increased by 31.8%, sequentially, and was $7.0 million for Q4 2024 and was $5.3 million for Q3 2024.
o	Revenue from leasing IPv4 addresses increased by 11.8%, sequentially, and was $12.6 million for Q4 2024 and was $11.2 million for Q3 2024.
•	EBITDA increased by 16.7% to $41.9 million for Q4 2024 from Q3 2024.
o	EBITDA margin was 16.6% for Q4 2024 and was 13.9% for Q3 2024.
o	Net cash provided by operating activities was $14.5 million for Q4 2024. Net cash used in operating activities was $48.7 million for Q4 2023 and was $20.2 million for Q3 2024.
•	EBITDA, as adjusted, increased by 9.8% to $66.9 million for Q4 2024 from Q3 2024.
o	EBITDA, as adjusted, margin was 26.5% for Q4 2024 and was 23.7% for Q3 2024.
•	EBITDA, as adjusted, was $348.4 million for full year 2024 and was $352.5 million for full year 2023.
o	EBITDA, as adjusted, margin was 33.6% for full year 2024 and was 37.5% for full year 2023.
•	Cogent received a US federal income tax refund of $24.2 million in 2024 for 2023 US federal income taxes paid and owed no US federal income taxes for full year 2023.
o	Cogent does not expect a US federal income tax liability for full year 2024.
•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $1.005 per share for Q1 2025 as compared to $0.995 per share for Q4 2024 – Cogent’s fiftieth consecutive quarterly dividend increase.

[WASHINGTON, D.C. February 27, 2025] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $252.3 million for the three months ended December 31, 2024, a decrease of 1.9% from the three months ended September 30, 2024 and a decrease of 7.3% from the three months ended December 31, 2023. On the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement, primarily classified as on-net revenue and net-centric revenue, was $1.5 million for the three months ended December 31, 2024, $4.1 million for the three months ended September 30, 2024, $8.6 million for the three months ended December 31, 2023, $23.9 million for the year ended December 31, 2023 and $14.7 million for the year ended December 31, 2024. Service revenue was $1,036.1 million for the year ended December 31, 2024, an increase of 10.1% from the year ended December 31, 2023.

Foreign exchange rates negatively impacted service revenue growth from the three months ended September 30, 2024 to the three months ended December 31, 2024 by $1.0 million, negatively impacted service revenue growth from the three months ended December 31, 2023 to the three months ended December 31, 2024 by $0.4 million and negatively impacted service revenue growth from the year ended December 31, 2023 to the year ended December 31, 2024 by $0.3 million. On a constant currency basis, service revenue decreased by 1.5% from the three months ended September 30, 2024 to the three months ended December 31, 2024, decreased by 7.1% for the three months ended December 31, 2023 to the three months ended December 31, 2024 and increased by 10.1% for the year ended December 31, 2023 to the year ended December 31, 2024.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $128.8 million for the three months ended December 31, 2024, a decrease of 5.7% from the three months ended September 30, 2024 and a decrease of 6.7% from the three months ended December 31, 2023. On-net revenue was $544.6 million for the year ended December 31, 2024; an increase of 6.2% over the year ended December 31, 2023.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $113.2 million for the three months ended December 31, 2024, an increase of 1.7% from the three months ended September 30, 2024 and a decrease of 8.5% from the three months ended December 31, 2023. Off-net revenue was $454.1 million for the year ended December 31, 2024; an increase of 15.4% over the year ended December 31, 2023.

Wavelength revenue was $7.0 million for the three months ended December 31, 2024, an increase of 31.8% from the three months ended September 30, 2024 and an increase of 124.1% from the three months ended December 31, 2023. Wavelength revenue was $19.2 million for the year ended December 31, 2024; an increase of 239.6% over the year ended December 31, 2023.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $3.4 million for the three months ended December 31, 2024, $4.1 million for the three months ended September 30, 2024 and was $7.3 million for the three months ended December 31, 2023. Non-core revenue was $18.2 million for the year ended December 31, 2024; a decrease of 37.0% over the year ended December 31, 2023.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 0.3% from the three months ended December 31, 2023 to $29.8 million for the three months ended December 31, 2024 and increased by 203.4% from the three months ended September 30, 2024. GAAP gross profit decreased by 41.5% from the year ended December 31, 2023 to $96.3 million for the year ended December 31, 2024.

GAAP gross margin was 11.8% for the three months ended December 31, 2024, 3.8% for the three months ended September 30, 2024, 10.9% for the three months ended December 31, 2023, 17.5% for the year ended December 31, 2023 and 9.3% for the year ended December 31, 2024.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit decreased by 0.3% from the three months ended December 31, 2023 to $97.6 million for the three months ended December 31, 2024 and increased by 1.5% from the three months ended September 30, 2024. Non-GAAP gross profit decreased by 0.5% from the year ended December 31, 2023 to $395.9 million for the year ended December 31, 2024.

Non-GAAP gross margin was 38.7% for the three months ended December 31, 2024, 37.4% for the three months ended September 30, 2024, 36.0% for the three months ended December 31, 2023, 42.3% for the year ended December 31, 2023 and 38.2% for the year ended December 31, 2024.

Net cash provided by operating activities was $14.5 million for the three months ended December 31, 2024. Net cash used in operating activities was $20.2 million for the three months ended September 30, 2024 and was $48.7 million for the three months ended December 31, 2023. Net cash provided by operating activities was $17.3 million for the year ended December 31, 2023 and net cash used in operating activities was $8.6 million for the year ended December 31, 2024.

Total Sprint acquisition costs were $17.0 million for the three months ended December 31, 2023, $18.5 million for the year ended December 31, 2023 and $21.4 million for the year ended December 31, 2024.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts paid under the IP Transit Services Agreement were $87.5 million, $25.0 million and $25.0 million in the three months ended December 31, 2023, September 30, 2024 and December 31, 2024, respectively. Amounts paid under the IP Transit Services Agreement were $204.2 million in the year ended December 31, 2023 and $204.2 million in the year ended December 31, 2024.

Earnings before interest, taxes, depreciation and amortization (EBITDA), was $41.9 million for the three months ended December 31, 2024, $35.9 million for the three months ended September 30, 2024 and $6.0 million for the three months ended December 31, 2023. EBITDA was $129.8 million for the year ended December 31, 2023 and $122.8 million for the year ended December 31, 2024.

EBITDA margin, was 16.6% for the three months ended December 31, 2024, 13.9% for the three months ended September 30, 2024 and 2.2% for the three months ended December 31, 2023. EBITDA margin was 13.8% for the year ended December 31, 2023 and 11.9% for the year ended December 31, 2024.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was $66.9 million for the three months ended December 31, 2024, $60.9 million for the three months ended September 30, 2024 and $110.5 million for the three months ended December 31, 2023. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement was $352.5 million for the year ended December 31, 2023 and $348.4 million for the year ended December 31, 2024.

EBITDA as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin, was 26.5% for the three months ended December 31, 2024, 23.7% for the three months ended September 30, 2024 and 40.6% for the three months ended December 31, 2023. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin was 37.5% for the year ended December 31, 2023 and 33.6% for the year ended December 31, 2024.

Basic and diluted net (loss) per share was $(0.91) for the three months ended December 31, 2024 and was $(1.33) for the three months ended September 30, 2024. Basic net income per share was $4.23 for the three months ended December 31, 2023 and diluted net income per share was $4.17 for the three months ended December 31, 2023. Basic net income per share was $26.88 for the year ended December 31, 2023. Diluted net income per share was $26.62 for the year ended December 31, 2023. Basic and diluted net (loss) per share was $(4.28) for the year ended December 31, 2024.

Total customer connections decreased by 10.3% from December 31, 2023 to 123,383 as of December 31, 2024 and decreased by 2.3% from September 30, 2024. On-net customer connections decreased by 0.9% from December 31, 2023 to 87,500 as of December 31, 2024 and decreased by 0.2% from September 30, 2024. Off-net customer connections decreased by 21.0% from December 31, 2023 to 28,963 as of December 31, 2024 and decreased by 10.7% from September 30, 2024. Wavelength customer connections were 1,118 as of December 31, 2024, 1,041 as of September 30, 2024 and 661 as of December 31, 2023. Non-core customer connections were 5,802 as of December 31, 2024, 5,217 as of September 30, 2024 and 11,975 as of December 31, 2023.

The number of on-net buildings increased by 176 from December 31, 2023 to 3,453 as of December 31, 2024 and increased by 29 from September 30, 2024.

Optical Wave Network

Acquiring the Sprint network has also allowed Cogent to construct a wavelength network using predominantly owned fiber. This enabled Cogent to expand its product offerings to include optical wavelength services. As of December 31, 2024, Cogent was offering optical wavelength services in 808 data centers in the United States, Mexico and Canada.

Federal Income Taxes – United States

Cogent received a US federal income tax refund of $24.2 million in 2024 for 2023 US federal income taxes paid and owed no US federal income taxes for full year 2023. Under current law, Cogent does not expect to incur a US federal income tax liability for full year 2024.

Quarterly Dividend Increase Approved

On February 26, 2025, Cogent’s Board approved a regular quarterly dividend of $1.005 per share payable on March 28, 2025 to shareholders of record on March 13, 2025. This first quarter 2025 regular dividend represents an increase of $0.01 per share, or 1.0%, from the fourth quarter 2024 regular dividend of $0.995 per share and an annual increase of 4.1% from the first quarter 2024 dividend of $0.965 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Tax Treatment of 2024 Dividends

Cogent paid four quarterly dividends in 2024 totaling $189.4 million, or $3.92 per share. The expected tax treatment of these dividends are generally that 100.0% are treated as a return of capital and 0.0% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Continued Impact of Changing Office Occupancy Rates on Corporate Results

Cogent continues to witness lower office occupancy rates overall in the buildings it serves in central business districts in North America, largely attributable to remote work policies originally instituted during the COVID-19 pandemic. Since the end of the pandemic, and despite some improvement in certain markets, Cogent continues to see office occupancy rates that do not approach pre-2020 levels. Because of the rising vacancy levels and/or lower numbers of lease initiations or renewals resulting in fewer tenants, Cogent has experienced a slowdown in new sales to its corporate customers, which has negatively impacted its corporate revenue results. This overall trend is not uniform throughout North America; Cogent has seen declining vacancy rates and increasing office occupancy rates in some cities, including in the three months ended December 31, 2024. Moreover, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that were part of the remote work environment into their everyday use, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. These factors have helped mitigate the impact of lower office occupancy rates and during the three months ended December 31, 2024, Cogent continued to see these positive trends in its corporate business in some markets. If and when companies eventually return to the buildings in which Cogent operates, whether existing tenants or new tenants, Cogent believes it will present an opportunity for increased sales. However, the exact timing, path and spread of these positive trends remains uncertain, office occupancy rates in some markets may not recover, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2024 and in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024, June 30, 2024 and September 30, 2024.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 27, 2025 to discuss Cogent’s operating results for the fourth quarter of 2024 and full year 2024. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, optical wavelength, optical transport and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 264 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
On-Net revenue (15) (18)	$116,143	$127,665	$129,031	$138,064	$138,624	$140,757	$136,485	$128,760
% Change from previous Qtr.	1.0%	9.9%	1.1%	7.0%	0.4%	1.5%	-3.0%	-5.7%
Off-Net revenue	$37,283	$101,984	$130,560	$123,669	$118,178	$111,451	$111,291	$113,190
% Change from previous Qtr.	1.1%	173.5%	28.0%	-5.3%	-4.4%	-5.7%	-0.1%	1.7%
Wavelength revenue (1)	$-	$1,585	$2,992	$3,108	$3,327	$3,625	$5,287	$6,966
% Change from previous Qtr.	-	-	88.8%	3.9%	7.0%	9.0%	45.8%	31.8%
Non-Core revenue (2) (16)	$162	$8,572	$12,846	$7,258	$6,039	$4,610	$4,139	$3,375
% Change from previous Qtr.	3.2%	NM	49.9%	-43.5%	-16.8%	-23.7%	-10.2%	-18.5%
Service revenue – total (18)	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291
% Change from previous Qtr.	1.1%	56.1%	14.9%	-1.2%	-2.2%	-2.2%	-1.2%	-1.9%
Constant currency total revenue quarterly growth rate – sequential quarters (3) (18)	0.2%	55.9%	14.9%	-1.1%	-2.3%	-2.0%	-1.5%	-1.5%
Constant currency total revenue quarterly growth rate – year over year quarters (3) (18)	4.0%	61.4%	82.4%	78.1%	73.1%	8.8%	-6.7%	-7.1%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3) (18)	0.1%	51.4%	13.4%	-3.2%	-2.3%	-1.5%	-1.7%	-2.0%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3) (18)	3.7%	56.2%	75.5%	67.4%	62.4%	5.4%	-8.6%	-7.3%
Excise Taxes included in service revenue (4)	$4,193	$11,040	$14,557	$20,428	$20,549	$19,182	$19,752	$20,960
% Change from previous Qtr.	2.6%	163.3%	31.9%	40.3%	0.6%	-6.7%	3.0%	6.1%
IPv4 Revenue, included in On-Net revenue	$8,321	$8,745	$9,098	$9,878	$10,151	$10,938	$11,236	$12,560
% Change from previous Qtr.	2.7%	5.1%	4.0%	8.6%	2.8%	7.8%	2.7%	11.8%
IPv4 Addresses Billed	9,839,870	10,465,694	10,987,884	11,438,286	12,213,414	12,813,955	12,943,590	13,033,248
% Change from previous Qtr.	NM	6.4%	5.0%	4.1%	6.8%	4.9%	1.0%	0.7%
Corporate revenue (5) (16)	$85,627	$110,998	$120,484	$126,634	$124,864	$119,557	$116,244	$113,070
% Change from previous Qtr.	-0.2%	29.6%	8.5%	5.1%	-1.4%	-4.3%	-2.8%	-2.7%
Net-centric revenue (5) (15)	$67,961	$87,582	$94,936	$93,148	$91,979	$91,107	$91,873	$93,625
% Change from previous Qtr.	2.7%	28.9%	8.4%	-1.9%	-1.3%	-0.9%	0.8%	1.9%
Enterprise revenue (5) (18)	-	$41,227	$60,009	$52,318	$49,325	$49,781	$49,085	$45,596
% Change from previous Qtr.	-	NM	45.6%	-12.8%	-5.7%	0.9%	-1.4%	-7.1%
Network operations expenses (4)	$58,489	$137,271	$173,224	$174,180	$168,548	$155,817	$161,083	$154,706
% Change from previous Qtr.	2.8%	134.7%	26.2%	0.6%	-3.2%	-7.6%	3.4%	-4.0%

GAAP gross profit (6)	$69,790	$49,793	$15,101	$29,744	$26,344	$30,240	$9,835	$29,836
% Change from previous Qtr.	-2.3%	-28.7%	-69.7%	97.0%	-11.4%	14.8%	-67.5%	203.4%
GAAP gross margin (6)	45.4%	20.8%	5.5%	10.9%	9.9%	11.6%	3.8%	11.8%
Non-GAAP gross profit (3) (7)	$95,099	$102,535	$102,205	$97,919	$97,620	$104,626	$96,119	$97,585
% Change from previous Qtr.	0.0%	7.8%	-0.3%	-4.2%	-0.3%	7.2%	-8.1%	1.5%
Non-GAAP gross margin (3) (7)	61.9%	42.8%	37.1%	36.0%	36.7%	40.2%	37.4%	38.7%
Selling, general and administrative expenses (8)	$38,646	$77,640	$58,267	$74,907	$70,131	$65,130	$60,258	$55,732
% Change from previous Qtr.	2.5%	100.9%	-25.0%	28.6%	-6.4%	-7.1%	-7.5%	-7.5%
Depreciation and amortization expense (19)	$25,160	$52,511	$86,734	$67,805	$70,891	$74,036	$85,815	$67,272
% Change from previous Qtr.	6.8%	108.7%	65.2%	-21.8%	4.6%	4.4%	15.9%	-21.6%
Equity-based compensation expense	$6,581	$6,249	$7,411	$6,684	$6,950	$3,565	$7,875	$7,348
% Change from previous Qtr.	5.1%	-5.0%	18.6%	-9.8%	4.0%	-48.7%	120.9%	-6.7%
Operating income (loss)	$24,312	$(34,604)	$(50,558)	$(68,478)	$(59,389)	$(47,143)	$(57,829)	$(32,767)
% Change from previous Qtr.	-11.0%	NM	46.1%	35.4%	13.3%	20.6%	22.7%	-43.3%
Interest expense (9)	$19,005	$28,653	$24,198	$34,928	$23,010	$38,840	$32,474	$45,371
% Change from previous Qtr.	-13.6%	50.8%	-15.5%	44.3%	-34.1%	68.8%	-16.4%	39.7%
Non-cash change in valuation – Swap Agreement (9)	$(1,847)	$1,305	$4,825	$(17,722)	$6,152	$(9,299)	$(5,597)	$(7,632)
Gain on bargain purchase (10)	-	$1,155,719	$(3,332)	$254,049	$(5,470)	$27,673	$-	$-
Net income (loss)	$6,148	$1,123,863	$(56,723)	$200,153	$(65,307)	$(32,338)	$(63,112)	$(43,317)
Basic net income (loss) per common share	$0.13	$23.84	$(1.20)	$4.23	$(1.38)	$(0.68)	$(1.33)	$(0.91)
Diluted net income (loss) per common share	$0.13	$23.65	$(1.20)	$4.17	$(1.38)	$(0.68)	$(1.33)	$(0.91)
Weighted average common shares – basic	47,037,091	47,137,822	47,227,338	47,353,291	47,416,268	47,511,613	47,426,131	47,540,833
% Change from previous Qtr.	0.3%	0.2%	0.2%	0.3%	0.1%	0.2%	-0.2%	0.2%
Weighted average common shares – diluted	47,381,226	47,526,207	47,227,338	48,037,841	47,416,268	47,511,613	47,426,131	47,540,833
% Change from previous Qtr.	0.4%	0.3%	-0.6%	1.7%	-1.3%	0.2%	-0.2%	0.2%
EBITDA (3)	$56,053	$24,156	$43,587	$6,011	$18,452	$27,126	$35,861	$41,853
% Change from previous Qtr.	-1.9%	-56.9%	80.4%	-86.2%	207.0%	47.0%	32.2%	16.7%
EBITDA margin (3)	36.5%	10.1%	15.8%	2.2%	6.9%	10.4%	13.9%	16.6%
Sprint acquisition costs (14)	$400	$739	$351	$17,001	$9,037	$12,370	$-	$-
Cash payments under IP Transit Services Agreement (11)	$-	$29,167	$87,500	$87,500	$87,500	$66,667	$25,000	$25,000
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11) (14)	$56,453	$54,062	$131,438	$110,512	$114,989	$106,163	$60,861	$66,853
% Change from previous Qtr.	-1.6%	-4.2%	143.1%	-15.9%	4.1%	-7.7%	-42.7%	9.8%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11) (14)	36.8%	22.5%	47.7%	40.6%	43.2%	40.8%	23.7%	26.5%
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219	$(22,171)	$(20,226)	$14,532
% Change from previous Qtr.	-1.4%	130.7%	-163.4%	7.1%	139.5%	-215.4%	8.8%	171.8%
Capital expenditures	$23,204	$37,449	$25,373	$43,609	$40,883	$48,767	$59,244	$46,104
% Change from previous Qtr.	18.4%	61.4%	-32.2%	71.9%	-6.3%	19.3%	21.5%	-22.2%
Principal payments of capital (finance) lease obligations	$9,450	$7,797	$41,302	$18,813	$23,235	$133,472	$4,516	$27,979
% Change from previous Qtr.	-61.5%	-17.5%	429.7%	-54.5%	23.5%	474.4%	-96.6%	519.6%
Dividends paid(17)	$45,311	$44,907	$45,136	$46,362	$478	$93,304	$47,210	$48,416

Gross Leverage Ratio (3) (11)	5.47	5.63	4.79	4.07	3.57	4.06	4.94	5.72
Net Leverage Ratio (3) (11)	4.46	4.56	4.24	3.75	3.17	3.14	4.13	5.07
Customer Connections – end of period (15) (16)
On-Net customer connections	83,268	92,846	88,250	88,291	87,574	87,387	87,655	87,500
% Change from previous Qtr.	0.8%	11.5%	-5.0%	0.0%	-0.8%	-0.2%	0.3%	-0.2%
Off-Net customer connections	13,785	38,762	36,923	36,676	34,579	32,758	32,420	28,963
% Change from previous Qtr.	1.9%	181.2%	-4.7%	-0.7%	-5.7%	-5.3%	-1.0%	-10.7%
Wavelength customer connections (1)		414	449	661	693	754	1,041	1,118
% Change from previous Qtr.		-	8.5%	47.2%	4.8%	8.8%	38.1%	7.4%
Non-Core customer connections (2) (16)	374	19,408	12,403	11,975	10,037	7,883	5,217	5,802
% Change from previous Qtr.	3.0%	NM	-36.1%	-3.5%	-16.2%	-21.5%	-33.8%	11.2%
Total customer connections (15) (16)	97,427	151,430	138,025	137,603	132,883	128,782	126,333	123,383
% Change from previous Qtr.	0.9%	55.4%	-8.9%	-0.3%	-3.4%	-3.1%	-1.9%	-2.3%
Corporate customer connections (5) (16)	44,570	61,284	55,045	54,493	51,821	48,690	47,613	46,371
% Change from previous Qtr.	-0.6%	37.5%	-10.2%	-1.0%	-4.9%	-6.0%	-2.2%	-2.6%
Net-centric customer connections (5) (15)	52,857	66,711	62,291	62,370	61,599	61,736	62,273	62,236
% Change from previous Qtr.	2.3%	26.2%	-6.6%	0.1%	-1.2%	0.2%	0.9%	-0.1%
Enterprise customer connections (5)	-	23,435	20,689	20,740	19,463	18,356	16,447	14,776
% Change from previous Qtr.	-	NM	-11.7%	0.2%	-6.2%	-5.7%	-10.4%	-10.2%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,841	1,844	1,860	1,862	1,861	1,864	1,870	1,871
Carrier neutral data center buildings	1,294	1,327	1,336	1,346	1,376	1,393	1,410	1,423
Cogent data centers	55	56	60	68	78	86	95	104
Edge data centers	-	-	1	1	6	43	49	55
Total on-net buildings	3,190	3,227	3,257	3,277	3,321	3,386	3,424	3,453
Total carrier neutral data center nodes	1,490	1,526	1,528	1,558	1,586	1,602	1,627	1,646
Wave enabled data centers	-	-	-	265	295	516	657	808
Square feet – multi-tenant office buildings – on-net	1,001,382,577	1,001,491,002	1,006,523,795	1,008,006,655	1,009,702,653	1,011,171,523	1,015,544,543	1,015,861,483
Total Technical Buildings Owned (12)	-	482	482	482	482	482	482	482
Square feet – Technical Buildings Owned (12)	-	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period
Intercity route miles – Leased	61,300	72,694	72,694	72,552	76,211	75,965	77,561	79,621
Metro route miles – Leased	17,826	22,556	22,128	24,779	25,977	27,373	28,510	29,802
Metro fiber miles – Leased	42,863	75,577	69,943	77,365	79,138	80,042	84,476	87,678
Intercity route miles – Owned	2,748	21,883	21,883	21,883	21,883	21,883	21,883	21,883
Metro route miles – Owned	445	1,704	1,704	1,704	1,704	1,704	1,704	1,704
Connected networks – AS’s	7,864	7,891	7,971	7,988	8,098	8,135	8,212	8,250
Headcount – end of period (13)
Sales force – quota bearing (13)	562	647	637	657	677	656	655	650
Sales force – total (13)	714	841	833	847	871	851	847	843
Total employees (13)	1,107	2,020	1,990	1,947	1,955	1,901	1,908	1,916
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month (15)	4.0	9.2	3.6	3.3	4.0	3.8	4.0	3.5
FTE – sales reps	539	567	621	620	627	632	620	622

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $149, $231, $370, $370, $385, $350, $469 and $477 in the three-month periods ended March 31, 2023 through December 31, 2024 respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $4,193, $11,040, $14,557, $20,428, $20,549, $19,182, $19,752 and $20,960 in the three-month periods ended March 31, 2023 through December 31, 2024, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows:

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,
•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and
•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.
•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively
o	$0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections.

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $6,432, $6,018, $7,041, $6,314, $6,565, $3,215, $7,406 and $6,871 in the three-month periods ended March 31, 2023 through December 31, 2024, respectively and excludes $400, $739, $351, $17,001, $9,037 and $12,370 of Sprint acquisition costs for the three-month periods ended March 31, 2023 through June 30, 2024, respectively. There were no Sprint acquisition costs for the three months ended September 30, 2024 or December 31, 2024.

(9) As of December 31, 2024, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes payments of $9,507, $11,997, $12,122 and $12,081 for the three-month periods ended June 30, 2023, December 31, 2023, June 30, 2024 and December 31, 2024, respectively related to the Swap Agreement. Under GAAP, changes in the valuation of the Swap Agreement are classified with interest expense in the condensed consolidated statements of comprehensive (loss) income.

(10) The gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$826,067
Total net consideration to be received from Seller, net of discounts	602,581
Gain on bargain purchase	$1,428,648

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$29.2 million for the three months ended June 30, 2023,
•	$87.5 million for the three months ended September 30, 2023,
•	$87.5 million for the three months ended December 31, 2023,
•	$87.5 million for the three months ended March 31, 2024,
•	$66.7 million for the three months ended June 30, 2024,
•	$25.0 million for the three months ended September 30, 2024, and
•	$25.0 million for the three months ended December 31, 2024.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Fifty two of those buildings have been converted to a Cogent Data Center.

(13) In connection with the acquisition of the Wireline Business, Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of June 30, 2023, there were 888 employees remaining from the original Wireline Business employees.
•	As of September 30, 2023, there were 839 employees remaining from the original Wireline Business employees.
•	As of December 31, 2023, there were 758 employees remaining from the original Wireline Business employees.
•	As of March 31, 2024, there were 718 employees remaining from the original Wireline Business employees.
•	As of June 30, 2024, there were 655 employees remaining from the original Wireline Business employees.
•	As of September 30, 2024, there were 635 employees remaining from the original Wireline Business employees.
•	As of December 31, 2024, there were 624 employees remaining from the original Wireline Business employees.

(14) In connection with the acquisition of the Wireline Business the Company incurred the following Sprint acquisition costs:

•	$0.4 million of in the three months ended March 31, 2023,
•	$0.7 million in the three months ended June 30, 2023,
•	$0.4 million in the three months ended September 30, 2023,
•	$17.0 million in the three months ended December 31, 2023,
•	$9.0 million in the three months ended March 31, 2024, and
•	$12.4 million in the three months ended June 30, 2024.

Included in Sprint acquisition costs were the following reimbursable severance costs:

•	$16.2 million of reimbursable severance costs in the three months ended December 31, 2023,
•	$4.3 million of reimbursable severance costs in the three months ended March 31, 2024, and
•	$8.0 million of reimbursable severance costs in the three months ended June 30, 2024.

(15) Sales rep productivity for Q2 2023 included 9,084 net-centric customer connections from a commercial services agreement (“CSA”) with TMUSA entered into in May 2023. Net-centric revenue under the CSA (predominantly on-net revenue) was

•	$7.3 million for the three months ended June 30, 2023,
•	$8.0 million for the three months ended September 30, 2023,
•	$8.6 million for the three months ended December 31, 2023
•	$3.2 million for the three months ended March 31, 2024,
•	$5.9 million for the three months ended June 30, 2024,
•	$4.1 million for the three months ended September 30, 2024, and
•	$1.5 million for the three months ended December 31, 2024.

Net-centric customer connections under the CSA were:

•	8,028 as of June 30, 2023,
•	4,661 as of September 30, 2023,
•	3,576 as of December 31, 2023,
•	2,658 as of March 31, 2024,
•	2,117 as of June 30, 2024,
•	2,053 as of September 30, 2024, and
•	1,776 as of December 31, 2024.

(16) As of June 30, 2023, total non-core customer connections included 8,486 Session Initiation Protocol (“SIP”) customer connections. This non-core corporate product was discontinued. There were no SIP, non-core customer connections from September 30, 2023 to December 31, 2024.

(17) The first quarter 2024 dividend totaling $45.8 million was declared on February 28, 2024, and paid on April 9, 2024.

(18) Included in on-net revenue and enterprise revenue from May 2023 to July 2024 was $1.7 million of monthly revenue from an uneconomic resale customer acquired in connection with the Wireline Business. The service was cancelled on July 31, 2024.

(19) On July 1, 2024, Cogent changed its estimated useful life of its owned fiber to an average of 14 years to an average of 40 years,

NM Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219	$(22,171)	$(20,226)	$14,532	$17,345	$(8,645)
Changes in operating assets and liabilities	$1,435	$(90,373)	$51,064	$36,288	$(34,640)	$11,077	$22,868	$27,892	(1,589)	30,343
Cash interest expense and income tax expense	18,797	31,875	44,956	18,424	33,873	38,220	33,219	(571)	114,048	101,120
EBITDA	$56,053	$24,156	$43,587	$6,011	$18,452	$27,126	$35,861	$41,853	$129,804	$122,818
PLUS: Sprint acquisition costs	$400	$739	$351	$17,001	$9,037	$12,370	$-	$-	$18,492	$21,407
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	29,167	87,500	87,500	87,500	66,667	25,000	25,000	204,167	204,167
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$56,453	$54,062	$131,438	$110,512	$114,989	$106,163	$60,861	$66,853	$352,463	$348,392
EBITDA margin	36.5%	10.1%	15.8%	2.2%	6.9%	10.4%	13.9%	16.6%	13.8%	11.9%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	36.8%	22.5%	47.7%	40.6%	43.2%	40.8%	23.7%	26.5%	37.5%	33.6%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)	323	(620)	1,022	(2,079)	261
Service revenue - as adjusted for currency impact (1)	$152,296	$239,389	$275,439	$272,474	$265,864	$260,766	$256,582	$253,313	$938,843	$1,036,365
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$599,604	$940,922
Constant currency revenue increase (decrease)	$317	$85,801	$35,633	$(2,955)	$(6,235)	$(5,402)	$(3,861)	$(3,889)	$339,239	$95,443
Constant currency revenue percent increase (decrease)	0.2%	55.9%	14.9%	-1.1%	-2.3%	-2.0%	-1.5%	-1.5%	56.6%	10.1%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)	420	(213)	405	(2,079)	261
Service revenue - as adjusted for currency impact (2)	$155,141	$239,529	$273,661	$270,687	$265,806	$260,863	$256,989	$252,696	$938,843	$1,036,365
Service revenue, as reported – prior year period	149,175	148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Constant currency revenue increase	5,966	91,079	$123,661	$118,708	$112,218	$21,057	$(18,440)	$(19,403)	$339,239	$95,443
Constant currency percent revenue increase	4.0%	61.4%	82.4%	78.1%	73.1%	8.8%	-6.7%	-7.1%	56.6%	10.1%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)	323	(620)	1,022	(2,079)	261
Impact of excise taxes on service revenue	(107)	(6,847)	(3,517)	(5,871)	(121)	1,367	(570)	(1,208)	(34,824)	(30,224)
Service revenue - as adjusted for currency and excise taxes impact (3)	$152,189	$232,542	$271,922	$266,603	$265,743	$262,133	$256,012	$252,105	$904,019	$1,006,141
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$599,604	$940,922
Constant currency and excise taxes revenue increase (decrease)	$210	$78,954	$32,116	$(8,826)	$(6,356)	$(4,035)	$(4,431)	$(5,097)	$304,415	$65,219
Constant currency and excise tax revenue percent increase (decrease)	0.1%	51.4%	13.4%	-3.2%	-2.3%	-1.5%	-1.7%	-2.0%	50.8%	6.9%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)	420	(213)	405	(2,079)	261
Impact of excise taxes on service revenue	(451)	(7,592)	(10,439)	(16,342)	(16,356)	(8,142)	(5,195)	(532)	(34,824)	(30,224)
Service revenue - as adjusted for currency and excise taxes impact (4)	$154,690	$231,937	$263,222	$254,345	$249,450	$252,721	$251,794	$252,164	$904,019	$1,006,141
Service revenue, as reported – prior year period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Constant currency and excise taxes revenue increase	$5,515	$83,487	$113,222	$102,366	$95,862	$12,915	$(23,635)	$(19,935)	$304,401	$65,219
Constant currency and excise tax percent revenue increase	3.7%	56.2%	75.5%	67.4%	62.4%	5.4%	-8.6%	-7.3%	50.8%	6.9%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and non-GAAP gross margin

Non-GAAP gross profit and non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YEAR 2023	YEAR 2024
Service revenue total	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	83,798	190,013	260,328	242,355	239,824	230,203	247,367	222,455	776,493	939,849
GAAP Gross Profit (5)	$69,790	$49,793	$15,101	$29,744	$26,344	$30,240	$9,835	$29,836	$164,429	$96,255
Plus - Equity-based compensation – network operations expense	149	231	370	370	385	350	469	477	1,120	1,681
Plus – Depreciation and amortization expense	$25,160	$52,511	$86,734	$67,805	$70,891	$74,036	$85,815	$67,272	$232,208	$298,014
Non-GAAP Gross Profit (6)	$95,099	$102,535	$102,205	$97,919	$97,620	$104,626	$96,119	$97,585	$397,757	$395,950
GAAP Gross Margin (5)	45.4%	20.8%	5.5%	10.9%	9.9%	11.6%	3.8%	11.8%	17.5%	9.3%
Non-GAAP Gross Margin (6)	61.9%	42.8%	37.1%	36.0%	36.7%	40.2%	37.4%	38.7%	42.3%	38.2%

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2023	As of June 30, 2023	As of September 30, 2023	As of December 31, 2023	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024
Cash and cash equivalents & restricted cash	$234,422	$243,953	$166,072	$113,781	$163,274	$426,241	$316,092	$227,916
Debt
Capital (finance) leases – current portion	19,782	20,114	63,236	64,594	64,043	21,253	21,939	21,225
Capital (finance) leases – long term	300,600	311,405	419,941	419,921	453,473	405,176	460,632	517,161
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Secured IPV4 Notes						206,000	206,000	206,000
Senior Unsecured 2027 Notes	450,000	450,000	450,000	450,000	450,000	750,000	750,000	750,000
Total debt	1,270,382	1,281,519	1,433,177	1,434,515	1,467,516	1,882,429	1,938,571	1,994,386
Total net debt	1,035,960	1,037,566	1,267,105	1,320,734	1,304,242	1,456,188	1,622,479	1,766,470
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	232,169	227,774	298,984	352,465	411,001	463,102	392,525	348,392
Gross leverage ratio	5.47	5.63	4.79	4.07	3.57	4.06	4.94	5.72
Net leverage ratio	4.46	4.56	4.24	3.75	3.17	3.14	4.13	5.07

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2024	2023
Assets
Current assets:
Cash and cash equivalents	$198,486	$75,092
Restricted cash	29,430	38,689
Accounts receivable, net of allowance for credit losses of $9,762 and $3,677, respectively	96,934	135,475
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $16,915 and $24,898, respectively	83,085	179,269
Due from T-Mobile, Transition Services Agreement	62	4,514
Prepaid expenses and other current assets	74,104	80,588
Total current assets	482,101	513,627
Property and equipment:
Property and equipment	3,319,731	2,947,376
Accumulated depreciation and amortization	(1,655,564)	(1,409,559)
Total property and equipment, net	1,664,167	1,537,817
Right-of-use leased assets	324,315	361,587
IPv4 intangible assets	458,000	458,000
Other intangible assets, net	13,029	14,815
Due from T-Mobile, IP Transit Services Agreement, net of discount of $12,132 and $27,916, respectively	179,534	263,750
Due from T-Mobile, Purchase Agreement, net of discount of $5,755 and $13,725, respectively	22,360	38,585
Deposits and other assets	29,596	23,438
Total assets	$3,173,102	$3,211,619
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$39,805	$48,356
Accrued and other current liabilities	134,609	120,523
Due to T-Mobile – Transition Services Agreement	525	66,908
Due to T-Mobile – Purchase Agreement	—	4,981
Current maturities, operating lease liabilities	57,172	67,962
Finance lease obligations, current maturities	21,225	64,594
Total current liabilities	253,336	373,324
Senior secured 2026 notes, net of unamortized debt costs of $375 and $645, respectively, and discount of $499 and $857, respectively	499,126	498,498
Senior unsecured 2027 notes, net of unamortized debt costs of $2,013 and $941, respectively, and discounts of $7,053 and $1,970, respectively	740,934	447,088
Secured IPv4 notes, net of debt costs of $6,702	199,298	—
Operating lease liabilities, net of current maturities	302,004	330,095
Finance lease obligations, net of current maturities	517,161	419,921
Deferred income tax liabilities	398,266	471,498
Other long-term liabilities	40,129	61,639
Total liabilities	2,950,254	2,602,063
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 49,034,925 and 48,608,569 shares issued and outstanding, respectively	49	49
Additional paid-in capital	629,829	606,755
Accumulated other comprehensive loss	(30,685)	(14,385)
Accumulated (deficit) earnings	(376,345)	17,137
Total stockholders’ equity	222,848	609,556
Total liabilities and stockholders’ equity	$3,173,102	$3,211,619

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Service revenue	$252,291	$272,099
Operating expenses:
Network operations (including $427 and $370 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	155,183	174,550
Selling, general, and administrative (including $6,871 and $6,314 of equity-based compensation expense, respectively)	62,603	81,221
Acquisition costs – Sprint Business	—	17,001
Depreciation and amortization	67,272	67,805
Total operating expenses	285,058	340,577
Operating loss	(32,767)	(68,478)
Interest expense, including change in valuation interest rate swap agreement	(37,739)	(17,206)
Gain on bargain purchase – Sprint Business	—	254,049
Interest income – IP Transit Services Agreement	5,065	8,828
Interest income – Purchase Agreement	417	720
Interest income and other, net	10,014	1,797
(Loss) income before income taxes	(55,010)	179,710
Income tax benefit	11,693	20,443
Net (loss) income	$(43,317)	$200,153

Comprehensive (loss) income:
Net (loss) income	$(43,317)	$200,153
Foreign currency translation adjustment	(18,391)	5,377
Comprehensive (loss) income	$(61,708)	$205,530

Net (loss) income per common share:
Basic net (loss) income per common share	$(0.91)	$4.23
Diluted net (loss) income per common share	$(0.91)	$4.17
Dividends declared per common share	$0.995	$0.955

Weighted-average common shares - basic	47,540,833	47,353,291

Weighted-average common shares - diluted	47,540,833	48,037,841

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2024

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2024	2023	2022
Service revenue	$1,036,104	$940,922	$599,604
Operating expenses:
Network operations (including $1,681, $1,069 and $553 of equity-based compensation expense, respectively), exclusive of amounts shown separately	641,836	544,232	228,154
Selling, general, and administrative (including $24,057, $25,855 and $23,886 of equity-based compensation expense, respectively)	275,781	275,318	163,021
Acquisition costs – Sprint Business	21,407	18,492	2,248
Depreciation and amortization	298,018	232,209	92,222
Total operating expenses	1,237,042	1,070,251	485,645
Gain on lease terminations and other	3,332	—	—
Operating (loss) income	(197,606)	(129,329)	113,959
Interest expense, including change in valuation – interest rate swap	(123,317)	(93,344)	(110,697)
Foreign exchange gain on 2024 Notes	—	—	31,561
Loss on debt extinguishment and redemption – 2024 Notes	—	—	(11,885)
Gain on bargain purchase – Sprint Business	22,202	1,406,435	—
Interest income – IP Transit Services Agreement	23,767	26,796	—
Interest income – Purchase Agreement	748	1,889	—
Interest income and other	14,557	7,030	3,438
(Loss) income before income taxes	(259,649)	1,219,477	26,376
Income tax benefit (expense)	55,575	53,964	(21,230)
Net (loss) income	$(204,074)	$1,273,441	$5,146

Comprehensive (loss) income:
Net (loss) income	$(204,074)	$1,273,441	$5,146
Foreign currency translation adjustment	(16,300)	4,772	(8,153)
Comprehensive (loss) income	$(220,374)	$1,278,213	$(3,007)
Basic net (loss) income per common share	$(4.28)	$26.88	$0.11
Diluted net (loss) income per common share	$(4.28)	$26.62	$0.11
Dividends declared per common share	$3.920	$3.760	$3.555
Weighted-average common shares-basic	47,627,873	47,373,361	46,875,992
Weighted-average common shares -diluted	47,627,873	47,837,512	47,207,298

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Cash flows from operating activities:
Net (loss) income	$(43,317)	$200,153
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	67,272	67,805
Amortization of debt discounts and premium	1,324	337
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(5,482)	(9,548)
Equity-based compensation expense (net of amounts capitalized)	7,348	6,684
Gain on bargain purchase – Sprint Business	—	(254,049)
Gains—equipment transactions and other, net	—	489
Deferred income taxes	15,279	(6,073)
Changes in operating assets and liabilities:
Accounts receivable	2,631	(47,755)
Prepaid expenses and other current assets	(1,890)	(6,238)
Due to T-Mobile – Transition Services Agreement	(1,045)	(2,721)
Due from T-Mobile – Transition Services Agreement	(62)	12,317
Deposits and other assets	2,409	(1,371)
Accounts payable, accrued liabilities and other long-term liabilities	(29,935)	(8,731)
Net cash provided by (used in) operating activities	14,532	(48,701)
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	25,000	87,500
Severance reimbursement – T-Mobile	—	16,228
Purchases of property and equipment	(46,104)	(43,609)
Net cash (used in) provided by investing activities	(21,104)	60,119
Cash flows from financing activities:
Dividends paid	(48,416)	(46,362)
Principal payments of finance lease obligations	(27,979)	(18,813)
Proceeds from exercises of common stock options	1,252	440
Net cash used in financing activities	(75,143)	(64,735)
Effect of exchange rate changes on cash	(6,461)	1,026
Net decrease in cash and cash equivalents & restricted cash	(88,176)	(52,291)
Cash and cash equivalents & restricted cash, beginning of period	316,092	166,072
Cash and cash equivalents & restricted cash, end of period	$227,916	$113,781

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2024

(IN THOUSANDS)

	2024	2023	2022
Cash flows from operating activities:
Net (loss) income	$(204,074)	$1,273,441	$5,146
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	298,018	232,209	92,222
Amortization of debt discounts and premium	3,688	1,323	1,464
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(24,515)	(28,685)	—
Equity-based compensation expense (net of amounts capitalized)	25,738	26,924	24,439
Gain on bargain purchase – Sprint Business	(22,202)	(1,406,435)	—
Foreign currency exchange gain on 2024 Notes	—	—	(31,561)
Loss on extinguishment & redemption of 2024 notes	—	—	11,885
Gain – lease termination	(3,332)	—	—
Gains—equipment transactions and other, net	—	212	372
Deferred income taxes	(51,623)	(69,582)	16,539
Changes in operating assets and liabilities:
Accounts receivable	38,541	(51,002)	(2,838)
Prepaid expenses and other current assets	(5,839)	(11,001)	(7,427)
Due to T-Mobile – Transition Services Agreement	(66,383)	66,908	—
Due from T-Mobile – Transition Services Agreement	4,452	(4,514)	—
Deposits and other assets	(3,966)	(1,548)	(282)
Accounts payable, accrued liabilities and other long-term liabilities	2,852	(10,905)	63,748
Net cash (used in) provided by operating activities	(8,645)	17,345	173,707
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	204,167	204,167	—
Acquisition of Sprint Business, net of $47.1 million of cash acquired in 2023	12,323	2,191	—
Purchases of property and equipment	(194,998)	(129,632)	(78,971)
Net cash provided by (used in) investing activities	21,492	76,726	(78,971)
Cash flows from financing activities:
Net proceeds from issuance of senior unsecured 2027 Notes, net of debt costs of $1.6 million in 2024 and a discount of $6.8 million in 2024 and debt costs of $1.3 million in 2022	291,879	—	446,010
Net proceeds from issuance of secured IPv4 notes – net of debt costs of $7.6 million	198,426	—	—
Redemption and extinguishment of unsecured 2024 Notes	—	—	(375,354)
Dividends paid	(189,408)	(181,716)	(169,857)
Purchases and retirement of common stock	(7,968)	—	—
Principal payments of finance lease obligations	(74,632)	(77,362)	(45,472)
Settlement of a finance lease – at a discount	(114,576)	—	—
Principal payments of installment payment agreement	—	—	(790)
Proceeds from exercises of common stock options	2,204	1,227	614
Net cash provided by (used in) financing activities	105,925	(257,851)	(144,849)
Effect of exchange rate changes on cash	(4,637)	1,649	(2,599)
Net increase (decrease) in cash and cash equivalents & restricted cash	114,135	(162,131)	(52,712)
Cash and cash equivalents & restricted cash, beginning of year	113,781	275,912	328,624
Cash and cash equivalents & restricted cash, end of year	227,916	113,781	275,912

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2024 and our Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024, June 30, 2024 and September 30, 2024. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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